EXHIBIT 24 (b) (10) (b)

                   WRITTEN CONSENT OF BRIAN A. GIANTONIO, ESQ.


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April 24, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549



RE:  Phoenix Life Variable Accumulation Account
     Phoenix Life Insurance Company
     Post Effective Amendment No. 10 to Registration Statement filed on Form N-4 File Nos. 333-47862 and 811-03488



To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company